Exhibit 99.1

News Release

Cenveo Provides Second Quarter Update

STAMFORD, CT – (July 23, 2009) – Robert G. Burton, Chairman and Chief Executive Officer of Cenveo, Inc. (NYSE: CVO), today gave shareholders the following update:

“As we finalize the roll-up of second quarter results, I am pleased with continued progress the Company has made despite the challenging economic environment. We have aligned our cost structure to reflect the current revenue environment, continue to win market share, and keep delivering quality and value to our customers. By successfully implementing these action items, I remain comfortable with the previously communicated guidance of $53 million of adjusted EBITDA for the second quarter.

We have also made substantial progress with integration planning in regards to our proposed acquisition of Nashua Corp. We have spent considerable time and effort planning with teams from both companies to ensure a seamless transition. I am personally very excited about the rewards that this combination will provide and the benefits it will deliver to our customers and shareholders. We expect to close this transaction during the third quarter. I look forward to updating our shareholders on our progress in more detail during our conference call on August 6th.”

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In addition to results presented in accordance with generally accepted accounting principles in the U.S.  (“GAAP”), included in this release are certain Non-GAAP financial measures, including Adjusted EBITDA, Non-GAAP income (loss) from continuing operations and Non-GAAP operating income.  These Non-GAAP financial measures are defined herein, and should be read in conjunction with GAAP financial measures. Non-GAAP income (loss) from continuing operations excludes integration, acquisition and other charges, stock based compensation provision, restructuring, impairment and other charges and gain on early extinguishment of debt. These Non-GAAP financial measures are not presented as an alternative to cash flows from operations, as a measure of our liquidity or as an alternative to reported net income (loss) as an indicator of our operating performance.  The Non-GAAP financial measures as used herein may not be comparable to similarly titled measures reported by competitors.

We believe the use of Adjusted EBITDA, Non-GAAP income (loss) from continuing operations and Non-GAAP operating income along with GAAP financial measures enhances the understanding of our operating results and may be useful to investors in comparing our operating performance with that of our competitors and estimating our enterprise value.  Adjusted EBITDA is also a useful tool in evaluating the core operating results of the Company given the significant variation that can result from, for example, the timing of capital expenditures, the amount of intangible assets recorded or the differences in assets’ lives.  We also use Adjusted EBITDA internally to evaluate the operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs, and to evaluate future growth opportunities.  The Non-GAAP financial measures included in this press release are reconciled to their most directly comparable GAAP financial measures in the tables included herein.

Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leader in the management and distribution of print and related products and services.  The Company provides its customers with low-cost solutions within its core businesses of commercial printing and packaging, envelope, form, and label manufacturing, and publisher services; offering one-stop services from design through fulfillment. Cenveo delivers everyday for its customers through a network of production, fulfillment, content management, and distribution facilities across the globe.
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Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  In view of such uncertainties, investors should not place undue reliance on our forward-looking statements.  Such statements speak only as of the date of this release, and we undertake no obligation to update any forward-looking statements made herein.  Factors that could cause actual results to differ materially from management’s expectations include, without limitation: (i) a decline of our consolidated or individual reporting units operating performance as a result of the current economic environment could affect the results of our operations and financial position, including the impairment of our goodwill and other long-lived assets; (ii) our substantial indebtedness could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings are available to us that could further exacerbate our risk exposure from debt;  (vi) our ability to successfully integrate acquisitions; (vii) intense competition in our industry; (viii) the absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (ix) factors affecting the U.S. postal services impacting demand for our products; (x) the availability of the Internet and other electronic media affecting demand for our products; (xi) increases in paper costs and decreases in its availability; (xii) our labor relations; (xiii) compliance with environmental rules and regulations; and (xiv) dependence on key management personnel. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.